UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

                                     Date of Report
                                     (Date of earliest event reported)                              April 30, 2012

              REGAL BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On April 30, 2012, Regal Beloit Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) for the purposes of (i) electing three Class A Directors for terms expiring at the 2015 Annual Meeting of Shareholders; (ii) holding a shareholder advisory vote on the compensation of the Company’s named executive officers; and (iii) ratifying the selection of Deloitte & Touche LLP as the independent auditors for the Company for the year ending December 29, 2012.

As of the March 12, 2012 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 41,631,442 shares of the Company’s common stock were outstanding and eligible to vote.  A total of 38,683,031 shares were voted in person or by proxy at the Annual Meeting.

 The following are the final votes on the matters presented for approval at the Annual Meeting:

Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes

Stephen M. Burt	37,011,052	126,433	147,151	1,398,395
Dean A. Foate	35,962,992	1,300,766	20,878	1,398,395
Henry W. Knueppel	36,504,254	776,152	4,230	1,398,395

Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes

34,133,890	1,777,842	1,372,904	1,398,395

Ratifying the selection of Deloitte & Touche LLP as the independent auditors:

For	Against	Abstain

38,190,424	473,996	18,611

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date:  May 2, 2012                                                               By: /s/ Peter C. Underwood
   Peter C. Underwood
   Vice President, General Counsel and Secretary